UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 28, 2010

International Star, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-28861	86-0876846
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1818 Marshall Street, Shreveport, Louisiana	71101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (318) 464-8687

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

International Star, Inc. (“we”, “us” or the “Company”) files this report on Form 8-K to report the following:

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 28, 2010, the Board of Directors of the Company granted our President, Sterling M. Redfern, a non-qualified stock option to purchase 10,000,000 shares of our common stock pursuant to his employment agreement with the Company, as amended on August 13, 2008, and the Company’s 2006 Stock Option Plan, both of which have been previously filed with the Commission.  The stock option is exercisable immediately upon the date of grant and may be exercised in whole or in part.  The exercise price of the option is $0.01 per share, which is equal to the fair market value of the common stock on the date of grant.  The option may not be assigned or transferred other than by will or the laws of descent and distribution or to a beneficiary designated by Mr. Redfern.  The option will expire on April 27, 2015.

The description provided in this Item 5.02 is qualified in its entirety by the Stock Option Agreement between the Company and Mr. Redfern, dated April 28, 2010, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description
10.1	Stock Option Agreement between International Star, Inc. and Sterling M. Redfern, dated April 28, 2010

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SIGNATURES:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 3, 2010	INTERNATIONAL STAR, INC. By: /s/ Jacqulyn B. Wine_______________ Jacqulyn B. Wine, Secretary & Treasurer

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